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                                                                   EXHIBIT 10.37


                             Dated 29 January 1999


                           NEXTERA ENTERPRISES, INC.

                                      and

                              MR GRAHAM ALEXANDER

                                      and

                                MR ARTHUR MORGAN


                      SUPPLEMENTAL DEFERRED CONSIDERATION
                                   AGREEMENT

                          relating to the granting of
                                   Loan Notes
                  to Mr Graham Alexander and Mr Arthur Morgan



                              LINKLATERS & PAINES
                                One Silk Street
                                London EC2Y 8HQ

                            Tel: (+44) 171 456 2000


                                 Ref: MSM/AXXL
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AGREEMENT FOR PURCHASE OF SHARES

THIS AGREEMENT is made on 29 January 1999

Between:

(1)  GRAHAM ALEXANDER of 200A West End Lane, London NW5 1SG;
(2)  ARTHUR MORGAN of Bovingdon, Marlow Common, Buckinghamshire SL7 2QR; and
(3) NEXTERA ENTERPRISES, INC., a Delaware corporation, whose registered office is at One Cranberry Hill, Lexington, MA, United States of America (NEXTERA or the PURCHASER).

IT IS AGREED as follows:

1    INTERPRETATION

     In this Agreement, including its Schedules, the headings shall not affect its interpretation and, unless the context otherwise requires, the provisions in this Clause 1 apply:

1.1  DEFINITIONS

     ALEXANDER OR THE COMPANY means The Alexander Corporation Limited registered office 32 Brook Street London W1Y 1AG registration number 2204495;

     ALEXANDER DEFERRED CONSIDERATION means the consideration to be issued in accordance with Schedule 1;

     DEFERRED CONSIDERATION means the Alexander Deferred consideration and the Morgan Deferred Consideration;

     EMPLOYEES means both Graham Alexander and Arthur Morgan;

     MORGAN DEFERRED CONSIDERATION means the consideration to be issued in accordance with Schedule 2; and

     PRINCIPAL AGREEMENT means the agreement between Nextera and the Employees relating to the Sale and purchase of the whole of the issued capital in The Alexander Corporation Limited.

     Unless otherwise stated, terms in this agreement shall have the same meaning as in the Principal Agreement.

1.2  HEADINGS

     Headings shall be ignored in construing this Agreement.

2    SUPPLEMENTAL DEFERRED CONSIDERATION

     In consideration of Graham Alexander and Arthur Morgan entering and fulfilling Service Agreements with Alexander, Nextera agrees subject to this Agreement, to grant to Graham Alexander the Alexander Deferred consideration and to Arthur Morgan the Morgan Deferred Consideration.

3    ALEXANDER DEFERRED CONSIDERATION & MORGAN DEFERRED CONSIDERATION

3.1  ALEXANDER DEFERRED CONSIDERATION

     The Alexander Deferred Consideration must be granted by Nextera in accordance with Schedule 1.


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3.2     MORGAN DEFERRED CONSIDERATION

        The Morgan Deferred Consideration must be granted by Nextera in accordance with Schedule 2.

4       TERMINATION OF EMPLOYMENT

        In the event that Graham Alexander's employment or Arthur Morgan's employment with the Company is terminated by the Company prior to the end of the Earn-Out period, then each of them shall still be entitled to be granted their respective Deferred Consideration if the Company achieves the targets in Schedule 1 and Schedule 2 PROVIDED they have not been terminated for gross misconduct.

5.      OTHER PROVISIONS

5.1     ANNOUNCEMENTS

        No public announcement (excluding announcements (not disclosing the amount of the consideration paid hereunder) to employees, customers and suppliers of the Company) concerning the transactions contemplated by, or the terms of, this Agreement shall (save as required by law or by the United States securities authorities) be made by either party, unless the written consent of the other has been obtained and the terms of the announcement have been agreed in advance. In the case of the Employees any such consent shall be given by the Employees' Solicitors on their behalf.

5.2     SUCCESSORS AND ASSIGNS

        5.2.1 The Employees agree that the benefit of every provision in this Agreement is given to Nextera for itself and its successors in title and assigns. Accordingly, Nextera (and its successors and assigns) may, without the consent of the Employees, assign the benefit of all or any of the Employees' obligations under this Agreement, and/or any benefit arising under or out of this Agreement to any entity which is its subsidiary, holding company or a subsidiary of any such holding company.

        5.2.2 The Employees may not assign the benefit of all or any of Nextera's obligations under this Agreement except with the written consent of Nextera.

5.3     VARIATION

        No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties to this Agreement.

5.4     TIME OF THE ESSENCE

        Any time, date or period referred to in any provision of this Agreement may be extended by mutual agreement between the parties but as regards any time, date or period originally fixed or any time, date or period so extended time shall be of the essence.

5.5     FURTHER ASSURANCE

        At any time after the date of this Agreement the Employees shall and shall use their best endeavours to procure that any necessary third party shall execute such documents and do such acts and things as Nextera may reasonably require for the purpose of giving to Nextera the full benefit of all the provisions of this Agreement.

5.6     COSTS

        The Employees shall bear all legal, accountancy and other costs and expenses incurred by them in connection with this Agreement. Nextera shall bear all such costs and expenses incurred by it.



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
5.7   SPECIFIC PERFORMANCE

      The parties agree that it would be difficult to measure damages which might result from a breach of this Agreement by either party and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by the Company or any party to this agreement shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage.

5.8   NOTICES

      5.8.1 Any notice or other communication requiring to be given or served under or in connection with this Agreement shall be in writing and shall be sufficiently given or served if delivered or sent:

            In the case of any of the Employees to:

            Address:          Alexander Corporation Limited
                              32 Brook Street
                              London
                              W1Y 1AG

            Fax:

            Attention:        Graham Alexander

            In the case of the Purchaser to Nextera Enterprises, Inc. at:

            Address:          Sibson UK
                              338 Euston Road
                              Regent Place
                              London NW1 3BT

            Fax:

            Attention:        Fred Mendelsohn

            with a copy to:

            Address:          One Cranberry Hill
                              Lexington
                              MA 02173
                              United States of America

            Fax:              +1 212 421 9310

            Attention:        Vincent Perro

            Address:          Maron & Sandler
                              844 Moraga Drive
                              Los Angeles
                              CA 900949


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            Fax:        +1 310 440 3690

            Attention:  Jim Banks

      5.8.2 Any Party to this agreement may by notice under this clause change the address or references to which notices must be sent. Any such notice or other communication shall be delivered by hand or sent by courier, fax or prepaid first class post. If sent by courier or fax such notice or communication shall conclusively e deemed to have been given or served at the time of despatch, in case of service in the United Kingdom, or the following Business Day in the case of international service. If sent by post such notice or communication shall conclusively be deemed to have been received two Business Days from the time of posting, in the case of inland mail in the United Kingdom or three Business Days from the time of posting in the case of international mail.

 5.9  SEVERANCE

      If any term or provision in this Agreement is to be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.

5.10  COUNTERPARTS

      This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all the counterparts shall together constitute one and the same instrument.

5.11  GOVERNING LAW AND SUBMISSION TO JURISDICTION

      This Agreement and the documents to be entered into pursuant to it, save as expressly referred to therein, shall be governed by and construed in accordance with English law and all the parties irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and such documents.

5.12  APPOINTMENT OF PROCESS AGENT

      Nextera irrevocably appoints Selson UK Limited as its agent to accept service of process in England in any legal action or proceedings arising out of or in connection with this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by Nextera. If such process agent ceases to be able to act as such or to have an address in England, Nextera irrevocably agrees to appoint a new process agent in England acceptable to the other Parties and to deliver to the other Parties within 14 days a copy of a written acceptance of appointment by the process agent. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

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                                   SCHEDULE 1

                      THE ALEXANDER DEFERRED CONSIDERATION

The aggregate value of Loan Notes to be issued as the Alexander Deferred Consideration will be equal to the Alexander First Amount plus the Alexander Second Amount unless Graham Alexander has, over the Earn-Out Period, spent less than on average 30 hours per week (whether on client or administration matters) as shown by the Company's time recording system, devoted to the Company in which case the Alexander Deferred Consideration shall be nil.

Where:

The ALEXANDER FIRST AMOUNT is the Relevant Percentage of L150,000;

The RELEVANT PERCENTAGE is that percentage in the table set out below which corresponds to the Company's Cumulative Revenue and the Company's Cumulative Profit Before Tax (values between the figures shown being calculated using interpolation):


                                 RELEVANT PERCENTAGE
                                 -------------------

Company's         >11.4        0           70           90        100
                  ---------------------------------------------------
Cumulative         10.26       0           60           75         90
                  ---------------------------------------------------
Revenue             9.12       0           50           65         80
                  ---------------------------------------------------
(LMM)             < 9.12       0            0           50         65
                  ---------------------------------------------------
                              <1.74       1.74        1.95       2.17

                        Company's Cumulative Profit Before Tax

                                        (L MM)

The ALEXANDER SECOND AMOUNT is the Alexander Fee Revenue Percentage of L150,000;

THE ALEXANDER FEE REVENUE PERCENTAGE is that percentage in the table set out below which corresponds to the appropriate SNA fee Revenue (values between the figures shown being calculated using interpolation);

                        ALEXANDER FEE REVENUE PERCENTAGE

                              SNA   >4.0  100
                                          ---
                              Fee    3.6   75
                                          ---
                          Revenue    3.2   50
                                          ---
                           (US$MM)  >4.0    0
                                          ---

SNA FEE REVENUE means the Sibson North America (Sibson US and Sibson Canada) aggregate fee revenue from change leadership consulting over the Earn-Out Period calculated by reference to the financial statements of Sibson North America. For the purpose of calculating the SNA Fee Revenue, the companies comprising Sibson US and Sibson Canada throughout the Earn-Out Period shall include only those companies comprising Sibson US and Sibson Canada at Completion;

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< means less than; and

> means greater than.


                                   SCHEDULE 2

                       THE MORGAN DEFERRED Consideration

The aggregate value of Loan Notes to be issued as the Morgan Deferred Consideration will be equal to (the Morgan Fee Revenue Percentage of L100,000) less the Morgan Cash Adjustment.

THE MORGAN FEE REVENUE PERCENTAGE is that percentage in the table set out below which corresponds to the relevant Morgan Fee Revenue (values between the figures shown being calculated using interpolation):

                    >2.0      100
                          -----------
Morgan Fee          1.34      50
                          -----------
Revenue             0.67      25
                          -----------
(LM)               <0.67      0
                          -----------

MORGAN FEE REVENUE means the total client fees introduced to Alexander by Anthony Morgan during the Earn-out Period which are acknowledged by Nextera as such;

MORGAN CASH ADJUSTMENT means one half of the aggregate annual retainer paid to Anthony Morgan during the Earn-Out Period;

< means less than; and

> means greater than.







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In witness whereof this Agreement has been duly executed.


SIGNED by NEXTERA
ENTERPRISES INC. by MICHAEL             /s/ MICHAEL MULDOWNEY
MULDOWNEY, Chief Financial
Officer.








SIGNED as an AGREEMENT by
GRAHAM ALEXANDER in the                 /s/ GRAHAM ALEXANDER
Presence of:
NICOLA MAYO
One Silk Street
London, EC2Y 8HQ








SIGNED as an AGREEMENT by
GRAHAM ALEXANDER for and on             /s/ GRAHAM ALEXANDER
behalf of ARTHUR MORGAN by
power given under power of
attorney dated 20 January 1999 in
the presence of:
NICOLA MAYO
One Silk Street
London, EC2Y 8HQ











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